Exhibit 10.18


                                 AMENDMENT NO. 1
                               dated June 25, 2003
                                       TO
                           INTERCOMPANY LOAN AGREEMENT
                             dated December 26, 2002

                                     between

      Vishay Intertechnology, Inc., a Delaware corporation ("Vishay"), as borrower, and Siliconix Incorporated, a Delaware corporation ("Siliconix"), as lender.

                                   ARTICLE I.
                                   DEFINITIONS

      The term "Agreement" refers to the original Intercompany Loan Agreement.

      The term "Amendment" refers to this Amendment No. 1.

      Terms used in this Amendment and not defined have the meanings assigned in the original Intercompany Loan Agreement.

                                  ARTICLE II.
                                    AMENDMENT

      Sections 2.01(a) and 3.07 of the Agreement are added, amended and restated in their entirety as follows:

                     2.01 (a) Term. A Loan shall have a term of five (5) Business Days from the date the Loan is made. Loans shall not be outstanding for more than twenty (20) Business Days in the aggregate during any fiscal year of Siliconix. If for any reason any payment hereunder or under any Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest due upon payment.

                     3.07 Representations and Warranties. At the time each Loan is made, Vishay shall represent and warrant to Siliconix in writing that:

                        1. Neither the making of nor the repayment of the Loan will occur at a time when Vishay is insolvent, and will not cause Vishay to become insolvent as a result thereof.

                        2. The Loan is the ordinary course of Vishay's financial affairs related to its cash management practices.

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                        3. Vishay is paying its debts as they become due.

                        4. Nothing under the LYONs arrangement presents any risk of insolvency or liquidity problems to Vishay and its creditors.

                        5. The Loan is in the best interests of Vishay's creditors.

           Exhibit A is amended and restated in its entirety as attached herto.

                                  ARTICLE III.
                                  MISCELLANEOUS

           Except as otherwise provided in this Amendment, the terms and provisions of the Agreement remain in full force and effect.

           The provisions of Article VI of the Agreement apply to this Amendment mutatis mutandis.






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                     IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                            VISHAY INTERTECHNOLOGY INC.



                                            By /s/ Richard N. Grubb
                                              -------------------------------
                                                 Name:  Richard N. Grubb
                                                 Title: Chief Financial Officer


                                            SILICONIX INCORPORATED



                                            By /s/ King Owyang
                                              ------------------------------
                                                 Name:  King Owyang
                                                 Title: President and Chief
                                                        Financial Officer




                                       3

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                                    EXHIBIT A
                                 PROMISSORY NOTE


Up to a maximum of U.S. $100,000,000                                      Dated:

           FOR VALUE RECEIVED, the undersigned, Vishay Intertechnology, Inc., a Delaware corporation ("Vishay"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of Siliconix INCORPORATED ("Siliconix"), in accordance with the terms of that certain Intercompany Loan Agreement, dated December 26, 2002, by and between Siliconix and Vishay (the "Intercompany Loan Agreement"), the principal sum of up to U.S. one hundred million dollars ($100,000,000), in the aggregate, or the unpaid principal amount of each loan made to the undersigned by Siliconix and outstanding under this Note at the maturity date thereof, which shall be five (5) business days after the date of making of such loan, but in no event later than January 2, 2005.

           The principal amount due hereunder shall bear interest from the date of this Note at the interest rate in effect form time to time, as specified in the Intercompany Loan Agreement, for the actual number of days such amount (or any portion thereof) is actually outstanding based on a 360-day year.

           Payments of interest shall be made as provided in the Intercompany Loan Agreement.

           Both principal and interest are payable in lawful money of the United States of America, in same day funds. Any Loan made by Siliconix to Vishay pursuant to the Intercompany Loan Agreement, and all payments made on account of the principal amount thereof, shall be recorded by Siliconix. Defaulted interest shall be paid in accordance with the terms of the Intercompany Loan Agreement.

           The Intercompany Loan Agreement, among other things, provides for the making of Loans by Siliconix to Vishay from time to time in an aggregate amount approved by Siliconix, the indebtedness of Vishay resulting from each such Loan being evidenced by this Note or a promissory note substantially similar to this Note.

           Vishay hereby irrevocably waives presentment, demand, notice, protest, notice of nonpayment, notice of protest and all other notices, demands or conditions precedent in connection with the delivery, acceptance, performance, collection and/or enforcement of this Note.

           All payments on or with respect of this Note shall be made without set-off or counterclaim and free and clear of and without deduction of any kind or conditions of any nature.

           This Note and the obligations of Vishay hereunder shall be governed by and in accordance with the internal laws of the State of New York applicable to contracts made and to be performed entirely in such State.

                                             VISHAY INTERTECHNOLOGY, INC.


                                             By ___________________________
                                             Name:
                                             Title: